Exhibit 10.4

OVERLAND STORAGE, INC.

2009 EQUITY INCENTIVE PLAN

(AS AMENDED EFFECTIVE AUGUST 8, 2011)

(All share numbers herein are presented after giving effect to the Company’s December 2009 1-for-3 reverse stock split)

i

ii

iii

Overland Storage, Inc.

2009 Equity Incentive Plan

ARTICLE 1    INTRODUCTION.

The Board adopted the Plan effective as of the Effective Date conditioned upon and subject to approval by the Company’s shareholders on or before the first anniversary of the Effective Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

ARTICLE 2    ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Authority. Subject to the specific provisions and limitations of the Plan, and Applicable Law, the Committee shall have the authority and power to (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards, (c) correct any defect, supply any omission, and reconcile any inconsistency in the Plan or any Award agreement, (d) accelerate the vesting, or extend the post-termination exercise term, or waive restrictions, of Awards at any time and under such terms and conditions as it deems appropriate, (e) interpret the Plan and any Award agreements, (f) adopt such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices, and (g) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more Directors of the Company who need not satisfy the requirements of Sections 2.1(a) and 2.1(b). Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Officers or Directors of the Company, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

2.4 Scope of Discretion. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive and shall be afforded the maximum deference under Applicable Law. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

2.5 Rules of Interpretation. Any reference to a “Section” or “Article,” without more, is to a Section or Article of the Plan. Captions and titles are used for convenience in the Plan and shall not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

2.6 Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Shares. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

2.7 Limitation of Liability. The Company (or members of the Board, Committee or secondary committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any unexpected or adverse tax consequence realized by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

2.8 Electronic Communications. Subject to compliance with Applicable Law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

2.9 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

2.10 Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

2.11 Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

ARTICLE 3    SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan shall be authorized but unissued or reacquired shares. The maximum aggregate number of Common Shares reserved for issuance under the Plan is equal to the sum of: (i) 13,892,815 Common Shares plus (ii) any Common Shares subject to any outstanding awards under the Prior Plans that on or after the Shareholder Approval Date are either forfeited or are repurchased at original cost by the Company plus any Common Shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled on or after the Shareholder Approval Date for less than the full number of Common Shares that are subject to such exercise or settlement, subject to maximum of 1,404,769 Common Shares for this clause (ii). The aggregate number of Common Shares that may be issued under the Plan through ISOs is 15,297,584 Common Shares. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares available for Awards.

3.3 Share Utilization. If Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are forfeited or terminate for any other reason before being settled, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. The provisions of this Section 3.3 shall be subject to adjustment pursuant to Article 10.

ARTICLE 4    ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

4.2 Other Grants. Employees, Outside Directors and Consultants, including prospective Employees, Directors and Consultants conditioned on the beginning of their Service, shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.3 Section 162(m) Limitation.

(a) Options And SARs. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Options or SARs that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted one or more SARs and Options within any Fiscal Year under the Plan to purchase more than 1,300,000 Common Shares under Options or to receive compensation calculated with reference to more than that number of Common Shares under SARs, with such limit subject to adjustment pursuant to Article 10. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on Options and SARs that may be granted to any individual under this Section 4.3(a).

(b) Cash Awards And Stock Awards. Any Award intended as “qualified performance-based compensation” within the meaning of section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with section 162(m) of the Code.

ARTICLE 5    OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant (and shall not be less than 110% of the Fair Market Value for an ISO granted to a Ten Percent Shareholder).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (and shall not exceed 5 years from the date of an ISO grant for a Ten Percent Shareholder). If an Optionee changes status from an Employee to a Consultant or Outside Director, that Optionee’s ISOs will become NSOs if not exercised within the three-month period beginning with the Optionee’s termination of Service as an Employee for any reason other than the Optionee’s death or Disability. An ISO shall be treated as an NSO if it remains exercisable after, and is not exercised within, the three-month period described above. If an Optionee’s Service terminates due to Disability, any ISO held by such Optionee shall be treated as an NSO if it remains exercisable after, and is not exercised within, one year after termination of the Optionee’s Service. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Nonassignability of Options. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant. No rights under an ISO may be transferred by the Participant, other than to a trust where under section 671 of the Code and other Applicable Law the Participant is considered the sole beneficial owner of the Option while it is held in trust, or by will or the laws of descent and distribution. The Company’s compliance with a Domestic Relations Order, or the exercise of an ISO by a guardian or conservator appointed to act for the Participant, shall not violate this Section 5.6.

5.7 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be NSOs or ISOs. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Article 10) Substitute Options shall be Options to purchase Common Shares rather than equity securities of the granting entity and shall have an Exercise Price adjusted appropriately, as determined by the Board.

5.8 Limitation on ISOs. Options intended to be ISOs that are granted to any single Optionee under all incentive stock option plans of the Company and its Parents or Subsidiaries, including ISOs granted under the Plan, may not first become exercisable for more than $100,000 in Fair Market Value of stock (measured on the grant dates of the Options) during any calendar year.

ARTICLE 6    PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents denominated in U.S. dollars (except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans) at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO granted under the Plan, the Committee may at any time permit payment to be made in any form(s) described in this Article 6.

6.2 Exercise/Sale. To the extent that this Section 6.2 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided that to the extent the Company would be deemed to extend or arrange for the extension of credit in the form of a personal loan to an Optionee under the foregoing procedure, no Officer or Director may use the foregoing procedure to pay the Exercise Price.

6.3 Other Forms of Payment. To the extent that this Section 6.3 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with Applicable Law, regulations and rules.

ARTICLE 7    STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price provided that the Exercise Price under a SAR shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR provided that the term of a SAR shall in no event exceed 10 years from the date of grant. The grant or vesting of a SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine, over the period or periods set forth in the SAR Agreement. A SAR Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Participant. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7 Nonassignability of SARs. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, SARs may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant.

7.8 Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Article 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect that substitution.

ARTICLE 8    RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, labor done, services actually rendered to the Company or for its benefit or in its reorganization, debts or securities cancelled, tangible or intangible property actually received either by the Company or a wholly-owned subsidiary, and promissory notes (provided the recipient is an Employee who is not a Director or Officer at the time of grant). All cash and cash equivalents shall be dominated in U.S. dollars except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Notwithstanding the foregoing, dividends awarded with respect to Restricted Shares subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

8.5 Nonassignability of Restricted Shares. Except as determined by the Committee, no Restricted Shares shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Shares have vested. Notwithstanding anything to the contrary herein, Restricted Shares may be transferred and exercised in accordance with a Domestic Relations Order.

8.6 Substitute Restricted Shares. The Board may cause the Company to grant Substitute Restricted Shares in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Restricted Shares shall have the same terms and conditions as the restricted shares they replace, except that (subject to the provisions of Article 10) Substitute Restricted Shares shall be Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution. Any such Substituted Restricted Shares shall be granted effective on the effective date of the acquisition.

8.7 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Restricted Shares that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Restricted Shares which are subject to the achievement of Objectively Determinable Performance Conditions, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 9    STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Notwithstanding the foregoing, dividend equivalents awarded with respect to Stock Units subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee, over the period or periods established by the Committee. A Stock Units Award may place limits on the amount that may be paid over any specified period or periods, on an aggregate basis or as to any Participant. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on performance criteria. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Distribution on settlement may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Nonassignability of Stock Units. Except as determined by the Committee, no Stock Units Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Units Awards may be transferred and exercised in accordance with a Domestic Relations Order.

9.9 Substitute Stock Units. The Board may cause the Company to grant Substitute Stock Units in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Units shall have the same terms and conditions as the stock units they replace, except that (subject to the provisions of Article 10) Substitute Stock Units shall be settled with respect to the Fair Market Value of the Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution.

9.10 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Stock Units which are subject to the achievement of Objectively Determinable Performance Condition, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 10    PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Common Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(a) the maximum aggregate number of Common Shares reserved for issuance under the Plan as specified in Section 3.1 and to be issued as ISOs as set forth under Section 3.1 and the number of Common Shares under the Prior Plans that may become available for award under this Plan pursuant to Section 3.1(ii);

(b) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 3.1;

(c) the limitations set forth in Sections 4.3(a), 8.7 and 9.10;

(d) the number and kind of securities covered by each outstanding Award;

(e) the Exercise Price under each outstanding Option and SAR; or

(f) the number and kind of outstanding securities issued under the Plan.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such proportionate adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any adjustment of Common Shares pursuant to this Section 10.1 shall be rounded down to the nearest whole number of Common Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, unvested Restricted Shares and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary, (c) the substitution by the surviving entity or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards (with the “full value” of Options and SARs to be determined based on the spread of the Award at the time of the transaction), and in all cases without needing consent of any Participant. In the event of a Divestiture, the Board may, but need not, direct that one or more of the foregoing actions be taken with respect to Awards held by, for example, Employees, Outside Directors or Consultants for whom the transaction or event resulted in a termination of Service. The Board need not adopt the same rules for each Award or Participant.

ARTICLE 11    DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

Any and all arrangements under this Article 11 must comply with the rules and requirements of Section 409A of the Code including, without limitation, the requirements for the timing of deferral elections and the Delay In Payments to Specified Employees.

ARTICLE 12    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under the Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3. Notwithstanding the foregoing, each Common Share issued pursuant to this Article 12 shall be counted against the Plan reserve in Section 3.1 as one (1) Common Share to the extent such shares are issued in respect of awards under other plans or programs that have substantially similar terms and conditions to Options or SARs granted under the Plan, including, with respect to stock options or equivalent securities, an exercise price at least equal to the fair market value of the securities for which the stock option or equivalent security is exercisable, measured at the date of grant.

ARTICLE 13    PAYMENT OF DIRECTORS’ FEES IN SECURITIES.

13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 must be timely filed with the Company on the prescribed form.

13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 14    LIMITATION ON RIGHTS.

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to Applicable Law, the Company’s articles of incorporation and by-laws and a written employment agreement (if any).

14.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by satisfying all requirements for exercise at a time when the Company is obligated to deliver such Common Shares under the terms of the Award agreement and this Plan. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all Applicable Law. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all Applicable Law relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4 Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.

ARTICLE 15    WITHHOLDING TAXES.

15.1 General. To the extent required by Applicable Law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that Applicable Law subjects a Participant to tax withholding obligations, the Committee may establish procedures that may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 16    FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan was effective on the Effective Date. The Plan, as may be amended or restated from time to time, shall remain in effect until the tenth anniversary of the Effective Date or until such earlier date as provided under Section 16.2. Except as provided in Section 3.1, this Plan will not in any way affect outstanding awards that were issued under the Prior Plans or other Company equity compensation plans. No further awards may be granted under the Prior Plans as of the date of approval of this Plan by the Company’s shareholders.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by Applicable Law. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not impair the rights of any Participant under any Award previously granted under the Plan unless the Participant consents to such amendment. The Board or the Committee may amend the terms of any existing Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant unless the Participant consents to such amendment. The Board or the Committee may not amend the terms of any Option or SAR to reduce the Exercise Price (except pursuant to Article 10), or cancel any Option or SAR and grant a new Option or SAR with a lower Exercise Price such that the effect would be the same as reducing the Exercise Price, without the approval of the Company’s shareholders. Notwithstanding anything herein to the contrary, no consent of a Participant shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Article 10, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination notwithstanding that Awards become exercisable or are to be settled after the termination.

ARTICLE 17    DEFINITIONS.

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Common Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards.

17.3 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

17.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.5 “Cause” means, except as may otherwise be provided in an applicable Award agreement, (a) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the Participant’s obligations or otherwise relating to the business of the Company; (b) the Participant’s material breach of a written agreement between the Participant and the Company (or a Parent, Subsidiary or Affiliate); (c) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) dishonesty or involvement in any conduct that adversely affects the Company’s name or public image or is otherwise detrimental to the Company’s business interests; (e) willful neglect of duties; or (f) unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The Committee shall be entitled to determine “Cause” based on the Committee’s good faith belief.

17.6 “Change in Control” means, except as may otherwise be provided in an applicable Award agreement:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(d) Any transaction as a result of which the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not affiliated with the offeror do not recommend such shareholders accept; or

(e) A Divestiture; provided that a Divestiture shall be a Change in Control only to the extent that the Board determines that such Divestiture constitutes a Change in Control, and then only for those Participants for whom the Board has expressly resolved that such Divestiture constitutes a Change in Control for such Participants. In making such determination, the Board need not adopt the same rules for each Award or Participant.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The Committee shall determine whether an event shall be treated as a Change in Control.

17.7 “Code” means the Internal Revenue Code of 1986, as amended.

17.8 “Committee” means a committee of the Board, as described in Article 2.

17.9 “Common Share” means one share of the common stock of the Company.

17.10 “Company” means Overland Storage, Inc., a California corporation.

17.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.12 “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

17.13 “Delay In Payments to Specified Employees” means if a Participant is a “specified employee” (as defined under Code Section 409A) on separation from Service, to the extent any Award or arrangement needs to comply with Code Section 409A, then certain payments may be delayed and not be paid during the first six months following the separation from Service but will instead be paid on the earlier of the first business day of the 7th month following the separation from Service, or ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.

17.14 “Director” means a member of the Board of Directors of the Company.

17.15 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

17.16 “Divestiture” means a transaction or event where the Company or a Parent, Subsidiary or Affiliate sells or otherwise transfers its equity securities to a person or entity other than the Company or a Parent, Subsidiary or Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, where the Board specifies that such transaction or event constitutes a “Divestiture.”

17.17 “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, section 414(p) of the Code, except that reference to a “plan” in that definition shall be to the Plan.

17.18 “Effective Date” means November 14, 2009 which was the date on which the Plan was adopted by the Board.

17.19 “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate. Notwithstanding the foregoing, individuals who are classified by the Company or a Parent, Subsidiary or Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers, shall not be deemed Employees. The Company’s or a Parent’s, Subsidiary’s or Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or among the Company and a Parent, Subsidiary or Affiliate, or to any successor to the Company or a Parent, Subsidiary or Affiliate that assumes an Optionee’s Options under Section 10.3. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

17.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.21 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.22 “Fair Market Value” means the market price of a Common Share determined by the Committee as follows:

(i) If the Common Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Common Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

17.23 “Fiscal Year” means the Company’s fiscal year.

17.24 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 90 miles.

17.25 “ISO” means an incentive stock option described in section 422(b) of the Code.

17.26 “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.27 “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of Service to which it relates, or (2) before 25% of the period of Service to which it relates has elapsed, (ii) that is substantially uncertain of achievement at the time it is established, and (iii) the achievement of which would be determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, profit/loss or profit margin, operating profit, net operating profit, operating margin, working capital, sales or revenue, revenue growth, gross margin, cost of goods sold, individual performance, cash, accounts receivables, writeoffs, cash flow, liquidity, income, net income, operating income, net operating income, earnings, earnings before interest, taxes, depreciation and/or amortization, earnings per share, growth in earnings per share, price/earnings ratio, debt or debt-to-equity, economic value added, assets, return on assets, return on equity, stock price, shareholders’ equity, total shareholder return, including stand-alone or relative to a stock market or peer group index, return on capital, return on assets or net assets, return on investment, return on operating revenue, any other financial objectives, objective customer satisfaction indicators and efficiency measures, operations, research or related milestones, intellectual property (e.g., patents), product development, site, plant or building development, internal controls, policies and procedures, information technology, human resources, corporate governance, business development, market share, strategic alliances, licensing and partnering, contract awards or backlog, expenses, overhead or other expense reduction, compliance programs, legal matters, accounting and reporting, credit rating, strategic plan development and implementation, mergers and acquisitions and divestitures, financings, management, improvement in workforce diversity, or any similar criteria, each with respect to the Company and/or a Parent, Subsidiary or Affiliate, and/or an individual business unit.

17.28 “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

17.29 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.30 “Optionee” means an individual or estate who holds an Option or SAR.

17.31 “Outside Director” means a member of the Board who is not an Employee.

17.32 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.33 “Participant” means (i) a person to whom an Award has been granted, including a holder of a Substitute Award; or (ii) a person to whom an Award has been transferred in accordance with the applicable requirements of Sections 5.6, 7.7, 8.5, or 9.8

17.34 “Plan” means this Overland Storage, Inc. 2009 Equity Incentive Plan, as amended from time to time.

17.35 “Prior Plans” means the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan, each as in effect on the Effective Date.

17.36 “Restricted Share” means a Common Share awarded pursuant to Article 8 of the Plan.

17.37 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.38 “SAR” means a stock appreciation right granted under the Plan.

17.39 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.40 “Service” means service as an Employee, Outside Director or Consultant. Unless otherwise determined by the Committee or otherwise provided in the Plan or Award agreement, Service shall continue notwithstanding a change in status from an Employee, Consultant or Outside Director to another such status. An event that causes a Parent, Subsidiary or Affiliate to cease having status as a Parent, Subsidiary or Affiliate shall be deemed to discontinue the Service of that entity’s Employees, Outside Directors and Consultants unless such persons retain the status of Employee, Outside Director or Consultant of the Company or a remaining Parent, Subsidiary or Affiliate.

17.41 “Shareholder Approval Date” means January 5, 2010 which was the date on which the adoption of the Plan was approved by the Company’s shareholders.

17.42 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.44 “Stock Unit Agreement” means the agreement between the Company and the recipient of Stock Units that contains the terms, conditions and restrictions pertaining to such Stock Units.

17.45 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.46 “Substitute Award” means a Substitute Option, Substitute SAR, Substitute Restricted Share or Substitute Stock Unit granted in accordance with the terms of the Plan.

17.47 “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

17.48 “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

17.49 “Substitute Restricted Share” means a Restricted Share granted in substitution for a restricted share granted by another entity with respect to equity securities in the granting entity.

17.50 “Substitute Stock Unit” means a Stock Unit granted in substitution for, or upon the conversion of, a stock unit granted by another entity with respect to equity securities in the granting entity.

17.51 “Ten Percent Shareholder” means any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary on the date of Option grant.